UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 313-1732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2021, Primo Water Corporation (the “Company”) issued a press release reporting financial results for the first quarter ended April 3, 2021. A copy of the press release is furnished herewith under the Securities Exchange Act of 1934, as amended, as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 5, 2021, after obtaining shareowner approval at its 2021 Annual and Special Meeting of Shareowners (the “Meeting”), the Company entered into an Amended and Restated Shareholder Rights Plan Agreement with Computershare Investor Services Inc., as rights agent, which amends and restates the Shareholder Rights Plan Agreement dated as of May 1, 2018 between the Company and Computershare Investor Services Inc., as rights agent.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Meeting was held on Tuesday, May 4, 2021. As at the record date of March 15, 2021, 160,811,933 common shares were outstanding and entitled to notice of and to vote at the Meeting.

Election of Directors

At the Meeting, shareowners approved the election of Britta Bomhard, Susan E. Cates, Jerry Fowden, Stephen H. Halperin, Thomas J. Harrington, Gregory Monahan, Mario Pilozzi, Billy D. Prim, Eric Rosenfeld, Graham W. Savage and Steven P. Stanbrook to serve for the ensuing year and until their respective successors are elected.

	For	Against	Withhold	Broker non-votes
Britta Bomhard	132,858,439	—	585,198	5,911,088
Susan E. Cates	133,193,177	—	250,460	5,911,088
Jerry Fowden	132,204,482	—	1,239,155	5,911,088
Stephen H. Halperin	128,855,955	—	4,587,682	5,911,088
Thomas J. Harrington	132,456,176	—	987,461	5,911,088
Gregory Monahan	129,021,609	—	4,422,028	5,911,088
Mario Pilozzi	132,406,615	—	1,037,022	5,911,088
Billy D. Prim	132,459,652	—	983,985	5,911,088
Eric S. Rosenfeld	104,185,846	—	29,257,791	5,911,088
Graham W. Savage	131,853,148	—	1,590,489	5,911,088
Steven P. Stanbrook	131,196,433	—	2,247,204	5,911,088

Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Certified Public Accounting Firm

At the Meeting, shareowners approved the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered certified public accounting firm for its 2021 fiscal year.

For	Against	Withhold	Broker non-votes
138,962,102	183,810	208,813	—

Advisory Vote on Executive Compensation

At the Meeting, shareowners approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.

For	Against	Withhold	Broker non-votes
128,948,538	4,463,185	31,914	5,911,088

Approval of Shareholder Rights Plan

At the Meeting, shareowners approved the Company’s Shareholder Rights Plan.

For	Against	Withhold	Broker non-votes
128,610,399	4,814,202	19,036	5,911,088

Approval of the Continuance under the Business Corporations Act (Ontario)

At the Meeting, shareowners approved the continuance of the Company under the Business Corporations Act (Ontario) from the Canada Business Corporations Act.

For	Against	Withhold	Broker non-votes
90,307,489	42,921,134	215,014	5,911,088

Item 8.01.	Other Events

On May 5, 2021, the Company announced that the Board of Directors authorized a new $50 million share repurchase program which commences on May 10, 2021 and expires on May 9, 2022. The Company also announced that the Board of Directors declared a dividend of US$0.06 per common share, payable in cash on June 16, 2021 to shareowners of record at the close of business on June 4, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Primo Water Corporation, dated May 6, 2021 (furnished herewith).

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

May 6, 2021

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary